UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 13, 2023 (September 12, 2023)

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15925	13-3893191
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4000 Meridian Boulevard

Franklin, Tennessee 37067

(Address of principal executive offices)

Registrant’s telephone number, including area code: (615) 465-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CYH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2023, Lt. Gen. Ronald L. Burgess, Jr. (US Army, Retired) was elected as a director to the Board of Directors (the “Board”) of Community Health Systems, Inc. (the “Company”) and accepted this appointment. His term will expire at the 2024 Annual Meeting of Stockholders. Prior to such appointment, the Company’s Board increased the number of directors of the Company from twelve to thirteen. Gen. Burgess was also appointed to the Board’s Audit and Compliance Committee.

Gen. Burgess will receive compensation as a non-employee director in accordance with the Company’s non-employee director compensation program described in the Company’s proxy statement filed with the U.S. Securities and Exchange Commission on March 30, 2023. There is no arrangement or understanding pursuant to which Gen. Burgess was selected as a director, and the Company has no related party transactions with Gen. Burgess or any of his related persons that would require disclosure under Item 404(a) of Regulation S-K.

On September 13, 2023, the Company issued a press release announcing the appointment of Gen. Burgess. A copy of the press release is filed as Exhibit 99.1 to the Current Report on Form 8-K.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 13, 2023, the Board approved the amendment and restatement of the Company’s Amended and Restated By-laws (as so amended, the “Amended and Restated By-laws”), effective concurrently with such adoption. The amendments effected by the Amended and Restated By-laws include the following:

•

The enhancement and/or clarification of certain procedural mechanics and disclosure requirements in connection with stockholder nominations of directors and proposals of business made in connection with meetings of stockholders, including, without limitation, the following:

○

Revisions clarifying that stockholder nominations of directors and proposals of business must be made in compliance with applicable legal requirements in order for such nominees to be eligible for election or business to be brought in accordance with the Amended and Restated By-laws;

○

Certain revisions with respect to the representations to be made by any stockholder proposing any nominees or business in connection with the solicitation of proxies, including the requirement for any nominating stockholder to represent whether or not such stockholder intends to solicit proxies in support of such nomination in accordance with Rule 14a-19 promulgated under the Securities Exchange Act of 1934, as amended (the “Universal Proxy Rule”);

○

Revisions providing that any stockholder proposing any nominee or business must disclose any plans or proposals that would be required to be disclosed in Item 4 of Schedule 13D of the Securities Exchange Act of 1934, as amended;

○

Revisions providing that if any stockholder provides notice of any director nomination pursuant to the Universal Proxy Rule and subsequently either (i) notifies the Company that such stockholder no longer intends to solicit proxies, or (ii) fails to comply with the requirements of the Universal Proxy Rule, then no vote on such nominees proposed by such stockholder will occur;

○	Revisions providing that the number of nominees any stockholder may nominate for election at a meeting may not exceed the number of directors to be elected at such meeting;

○	Revisions requiring that any stockholder proposing any nominees or business provide any additional information as may reasonably be requested by the Company; and

○	Revisions requiring that any director nominees of any proposing stockholder be available for interviews with the Board or any committee thereof if requested by the Company;

•

Revisions providing that any stockholder soliciting proxies from other stockholders must use a proxy card color other than white, with the white proxy card being reserved for exclusive use by the Board;

•

Revisions relating to the availability, prior to any stockholder meeting, of the list of stockholders entitled to vote at such stockholder meeting, to reflect recent amendments to the Delaware General Corporation Law;

•

Revisions to provide that, following the adoption of the Amended and Restated By-laws, all shares of capital stock of the Company shall be issued, recorded and transferred exclusively in uncertificated book-entry form (provided, that, any preexisting stock certificates evidencing shares of capital stock of the Company shall continue to be certificated until such certificates have been surrendered to the Company);

•

The addition of a federal exclusive forum provision stating that all causes of actions arising under the Securities Act of 1933 must be brought in the federal district courts of the United States of America unless the Company consents in writing to the selection of an alternative forum; and

•	Various other updates, including clarifying, technical, and/or ministerial changes.

The foregoing description of the amendments reflected in the Amended and Restated By-laws is qualified in its entirety by reference to the full text of the Amended and Restated By-laws, a copy of which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description

3.1	Amended and Restated By-laws of Community Health Systems, Inc., dated September 13, 2023

99.1	Community Health Systems, Inc. Press Release, dated September 13, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2023	COMMUNITY HEALTH SYSTEMS, INC.
(Registrant)

	By:	/s/ Tim L. Hingtgen
Tim L, Hingtgen
Chief Executive Officer (principal executive officer)